Exhibit No. 2(b)

                    AMENDEMENT TO AMENDED AND RESTATED BYLAWS

                        MANAGED HIGH YIELD PLUS FUND INC.

                   CERTIFICATE OF VICE PRESIDENT AND SECRETARY

        I, Dianne E. O'Donnell, Vice President and Secretary of Managed High Yield Plus Fund Inc. ("Fund"), hereby certify that, at a duly convened meeting of the Board of Directors of the Fund held on December 17, 1999 the Directors adopted the following resolutions:

               RESOLVED, that it is advisable and in the best interests of the Fund and its stockholders to amend Article II, Section 2 of the Fund's Amended and Restated Bylaws to read as follows:

               Special meetings of the stockholders may be called by the Secretary upon the written request of the holders of shares entitled to vote a majority of all the votes entitled to be cast at such meeting, provided that (1) such request shall state the purposes of such meeting and the matters proposed to be acted on, and (2) the stockholders requesting such meeting shall have paid to the Corporation the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine.

        ; and be it further

               RESOLVED, that it is advisable and in the best interests of the Fund and its stockholders to amend the second sentence of Article II, Section 4 of the Fund's Amended and Restated Bylaws to read as follows:

               Subject to the rules established by the Chairman of the stockholders' meeting, in the absence of a quorum, the holders of a majority of shares entitled to vote at the meeting and present in person or by proxy, or, if no stockholder entitled to vote is present in person or by proxy, any officer present entitled to preside or act as secretary of such meeting may adjourn the meeting without determining the date of the new meeting or from time to time without further notice to a date not more than 120 days after the original record date.

        ; and be it further

               RESOLVED, that it is advisable and in the best interests of the Fund and its stockholders to amend the Fund's Amended and Restated Bylaws to create Article II, Section 11, which will read as follows:

               Section 11. Organization. At every meeting of stockholders, the Chairman of the Board, if there be one, shall conduct the meeting or, in the case of vacancy in office or absence of the Chairman of the Board, one of the following present shall conduct the meeting in the order stated: the Vice Chairman, if there be one, the President, Vice Presidents, in their order of rank and seniority, or, in the absence of such Director or officers, a Chairman chosen by the stockholders entitled to cast a majority of the votes which all stockholders present in person or by proxy are entitled to cast, shall act as Chairman, and the Secretary, or in his or her absence, an assistant secretary, or in the absence of both the Secretary and assistant secretaries, a person appointed by the Chairman shall act as Secretary of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the Chairman

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               of the  meeting.  The  Chairman of the meeting may
               prescribe such rules, regulations and procedures and take such action as, in the discretion of such Chairman, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the
               commencement   of  the   meeting;   (b)   limiting
               attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies or other such persons as the Chairman of
               the   meeting   may   determine;    (c)   limiting
               participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on any such matter, their duly authorized proxies or other such persons as the Chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants;
               (e) maintaining order and security at the meeting; and (f) recessing or adjourning the meeting to a later date, time and place announced by the
               Chairman   of  the   meeting.   Unless   otherwise
               determined   by  the   Chairman  of  the  meeting,
               meetings of stockholders  shall not be required to
               be  held  in   accordance   with   the   rules  of
               parliamentary procedure.


Dated: January 18, 2000
       --------------------

                                    By:      /s/  Dianne E. O'Donnell
                                             ----------------------------
                                             Dianne E. O'Donnell
                                             Vice President and Secretary
                                             Managed High Yield Plus Fund Inc.
New York, New York (ss)

        Subscribed and sworn before me this 18th day of January, 2000.

        /s/ Victoria Drake
        --------------------
        Notary Public
        Victoria Drake
        Notary Public, State of New York
        No. 31-5060750
        Qualified in New York County
        Commission Expires May 20, 2000